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                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
                                BY AND BETWEEN
                            CBB ACQUISITION CORP.,
                    NEW WORLD COFFEE-MANHATTAN BAGEL, INC.,
                                      AND
                             AFC ENTERPRISES, INC.


     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is made this 27th day of August, 1999, effective as of the 13th day of August, 1999, by and among CBB ACQUISITION CORP., a New Jersey corporation having offices located at 246 Industrial Way West, Eatontown, New Jersey 07724 ("Purchaser"), NEW WORLD COFFEE- MANHATTAN BAGEL, INC., ("New World"), a Delaware corporation, having offices located at 246 Industrial Way West, Eatontown, New Jersey 07724 ("Guarantor"), and AFC ENTERPRISES, INC., a Minnesota corporation having offices located at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328 ("Seller").

                                   RECITALS

     A. On July 26, 1999, the parties hereto entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Purchased Assets. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them under the Asset Purchase Agreement.

     B. The parties desire to make certain amendments to the Asset Purchase Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. The Asset Purchase Agreement is hereby amended by deleting Section 1.1(d) in its entirety and substituting therefor the following:

          "(d) all of Seller's right, title and interest under the promissory notes listed on Schedule 1.1(d) (the "Transferred Receivables"). The parties acknowledge and agree that, notwithstanding anything herein to the contrary, Seller shall retain all right, title and interest in all accounts receivable, other than the Transferred Receivables, which are incurred as of the Closing date from CBB Franchisees (the "Retained Receivables"). In addition, Seller shall be entitled to retain copies of all books, records and documents relating to the Retained Receivables;"
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     2.   The Asset Purchase Agreement is hereby further amended by deleting
Section 1.1(l) in its entirety and substituting therefor the following:

          "(l) Notwithstanding the foregoing, Seller shall retain any claim or defense (except for any economic benefit arising after the Closing under the Transferred Agreements and the Transferred Receivables, which shall remain with Purchaser) arising out of or related to (i) the Transferred Agreements for actions brought against Seller; or (ii) the Retained Receivables."

     3.   The Asset Purchase Agreement is hereby further amended by deleting
Section 2.1 in its entirety and substituting therefor the following:

          "2.1  Purchase Price.  In consideration of the sale, assignment,
                --------------
     transfer, conveyance and delivery of the Purchased Assets by Seller to Purchaser, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller to Purchaser, Purchaser agrees to pay Seller at Closing and Seller agrees to accept from Purchaser in full payment thereof, the sum of Three Million Nine Hundred Thousand ($3,900,000) Dollars (the "Purchase Price") subject to Purchase Price Adjustments set forth in Section 2.5 below, payable as follows:

                    (a) Two Million Four Hundred Thousand ($2,400,000) Dollars (less the Downpayment referred to in Article 2A and accrued interest thereon which shall be paid by Escrowee to Seller at the Closing) by wire transfer; and

                    (b) One Million Five Hundred Five Thousand ($1,500,000) Dollars by delivery to Seller at Closing of a promissory note in the form annexed to the Disclosure Statement as Exhibit 2.1(b) (the "Balance Note" or the "Promissory Note"). Reference herein to the Promissory Notes shall be deemed to refer to the Promissory Note.

     4.  The Asset Purchase Agreement is hereby further amended by deleting
Section 2.2 ("Holdback") in its entirety.

     5. The Asset Purchase Agreement is hereby further amended by adding to the end of Section 2.3 thereof, the following:

         "At the Closing, Seller and Purchaser shall execute a Subordination Agreement in the form attached to the Disclosure Statement as Exhibit 2.3(C) (the "Subordination Agreement")."

     6.  The Asset Purchase Agreement is hereby further amended by deleting
Section 2.5(b)("Adjustment for Collection of Transferred Accounts Receivable") in its entirety.

     7. The Asset Purchase Agreement is hereby amended by changing the date "August 13, 1999" in Sections 2A.2(a), 2A.2(b), 8(d) and 8(e) to "12:00 p.m.
Eastern Daylight Savings Time on August 27, 1999."

     8.  The Asset Purchase Agreement is hereby further amended by deleting
Section 2.A.1(h) in its entirety and substituting the following in lieu thereof:

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     "(h)  Notwithstanding the foregoing, the provisions provided in this
     Article 2A.1 shall not apply and the Escrowee shall, within one (1) business day following receipt of evidence of such termination and satisfaction of any requirements of the Bank, deliver to the Purchaser, by check or wire transfer, One Hundred Thousand Dollars of the Downpayment (the "Refundable Portion of the Downpayment"), plus any accrued interest thereon, and shall deliver to Seller, by check or wire transfer, the remaining Fifty Thousand Dollars ($50,000) of the Downpayment (the "Nonrefundable Portion of the Downpayment"), plus any accrued interest thereon, without offset or reduction with respect to both payments, if the Agreement is terminated pursuant to the provisions of 2A.2(a) and (b).

     9.    The Asset Purchase Agreement is hereby further amended by deleting
Section 2.A.2(c) in its entirety and substituting the following in lieu thereof:

     "(c)  The Downpayment will be applied as follows:

     (i) In the event this Agreement is terminated pursuant to paragraphs (a) and (b) of this Section 2A.2, or if Purchaser terminates this Agreement by delivery of written notice to Seller on or before 5:00 p.m. Eastern Daylight Savings Time on August 31, 1999 by reason of any CBB Franchisee Litigation (hereinafter defined), Purchaser shall be entitled to an immediate refund of the Refundable Portion of the Downpayment, together with accrued interest thereon, and Seller shall be entitled to immediate payment of the Nonrefundable Portion of the Downpayment, together with accrued interest thereon. As used herein "CBB Franchisee Litigation" shall mean a legal proceeding commenced by any CBB Franchisee against any party to this Agreement on or before August 31, 1999, seeking to prevent the consummation of the transaction contemplated hereby or to materially modify the terms of such transaction.

     (ii)  If the Agreement does not terminate pursuant to paragraphs (a) and
     (b) of this Section 2A.2 or by reason of any CBB Franchisee Litigation and the Closing occurs, the entire Downpayment, together with any accrued interest thereon, shall be applied towards the purchase price cash due at Closing.

     (iii) If Seller refuses to close for any reason (other than a material breach by Purchaser of this Agreement) or if Seller materially breaches this Agreement and Purchaser declines to close, Purchaser shall be entitled to the return of the entire Downpayment, together with any accrued interest thereon.

     (iv) If Purchaser refuses to close by August 31, 1999 or another date mutually agreed to between Seller and Purchaser and Seller is not in material breach of this Agreement, Seller's sole remedy shall be to receive and retain the entire Downpayment, together with any accrued interest thereon, as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty."

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

     10.  The Asset Purchase Agreement is hereby further amended by deleting
Section 3.2(c)(ii) in its entirety and inserting the following in lieu thereof:

               "(ii) a receivables report for the Transferred Receivables in the form of Schedule 1.1(d) reflecting payments on the Transferred Receivables more than thirty (30) days past due as of the last day of the previous week and a receivables report for the Scheduled Franchise Agreements and the Additional Franchise Agreements in the form included in Schedule 3.2(c) reflecting royalty and Ad Fund payments more than thirty (30) days past due as of the last day of the previous week."

     11. The Asset Purchase Agreement is hereby further amended by changing the reference to "Exhibit 4.1(i)" in Section 4.1(h) to "Exhibit 4.1(h)."

     12.  The Asset Purchase Agreement is hereby further amended by deleting
Section 4.1(i) in its entirety and substituting therefor the following:

          "(i)  the Subordination Agreement, duly executed by Seller;"

     13.  The Asset Purchase Agreement is hereby further amended by deleting
Section 4.1(k) in its entirety and substituting therefor the following:

          "(k) a Consent to Purchaser's Collateral Assignment of the Asset Purchase Agreement in the form attached to the Disclosure Statement as
          Exhibit 4.1(k), duly executed by Seller;"

     14.  The Asset Purchase Agreement is hereby further amended by deleting
Section 4.2(a) in its entirety and substituting the following in lieu thereof:

          "(a)    Two Million Four Hundred Thousand ($2,400,000) Dollars, less the Downpayment and accrued interest thereon, by wire transfer to Seller;".

     15. The Asset Purchase Agreement is hereby further amended by changing the reference to "Schedule 4.2(g)" in Section 4.2(g) to "Exhibit 4.2(g)".

     16.  The Asset Purchase Agreement is hereby further amended by deleting
Section 5.6 in its entirety and substituting the following in lieu thereof:

               5.6  Financial Statements. Attached hereto as Schedule 5.6 are
                    --------------------
     copies of Seller's (i) statement of cash flow for sales and royalties collected, all on a store by store basis, for the fiscal years ending in December, 1997 and December, 1998, and for six 4 week periods ending in June, 1998 and June, 1999; and (ii) on a store by store basis, an accounting of the Advertising Fund, an aged accounts receivable for the Advertising Fund for the Scheduled Franchise Agreements; and a list of all outstanding unpaid bills and all outstanding financial commitments not billed by vendors or suppliers, as of August 20, 1999 (the "Outstanding Ad Fund Obligations") (hereinafter the statements and accountings attached hereto as Schedule 5.6 and described in the foregoing clauses (i) and (ii) are collectively referred to as the "Financial Statements"). The Financial Statements correctly and completely reflect Seller's books and records, and are accurate and complete in all material respects for the periods indicated. The

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     Financial Statements with respect to sales figures are accurate and complete in all material respects for the periods indicated, assuming the sales figures received by Seller from the CBB Franchisees are accurate and assuming any Third Party Reports relied on for the preparation of the Financial Statements are accurate. Seller does not make any representations as to the accuracy of the sales figures prepared by the CBB Franchisees. Notwithstanding anything herein to the contrary, in the event that the Outstanding Ad Fund Obligations exceed the sum of the cash in the Advertising Fund as of the date of Closing plus all amounts collected by the Advertising Fund between the date of Closing and October 31, 1999, Purchaser may, at its option, offset the excess from the next payment due under the Promissory Note or invoice Seller for the amount of the excess, which invoice shall be payable in full within thirty (30) days following Seller's receipt thereof.

     17.  The Asset Purchase Agreement is hereby further amended by deleting
Section 5.7 in its entirety and substituting the following in lieu thereof:

          "5.7  Receivables.  All of the Transferred Receivables result from the
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     sale of inventory, and services in the ordinary course of business.  Except for any amounts owed by the parties to any bankruptcy proceeding described in Schedule 5.21, Seller has no knowledge that such Transferred Receivables are not collectible in the full amount thereof in the ordinary course of business, but Seller does not warrant the collectability thereof. "

     18. The Asset Purchase Agreement is hereby further amended by adding to the end of Section 5.14 thereof the following:

          "At the request of Purchaser, Seller shall use commercially reasonable efforts to obtain the agreements of the vendors listed in Schedule 5.14(b) to continue to supply the CBB Franchisees under the current terms and conditions of the Agreements listed in Schedule 5.14(b). In no event shall "commercially reasonable efforts" be construed to require Seller to make any payments to such vendors or any other party in order to obtain such agreements."

     19. The Asset Purchase Agreement is hereby further amended by changing the word "and" in Sections 5.26 and 5.27 to "or" so that the definition of "Knowledge" in such Sections shall be construed to mean the actual knowledge of any one of the persons designated therein.

     20. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Execution and delivery of this Amendment may be made by facsimile transmission in such counterparts and the signatures thereon shall be deemed original.

     21. Except as herein amended, the Asset Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to
Asset Purchase Agreement as of the date first written above.


                                    CBB ACQUISITION CORP.


                                    By:________________________________
                                       R. Ramin Kamfar, President



                                    AFC ENTERPRISES, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    NEW WORLD COFFEE-MANHATTAN
                                    BAGEL, INC.


                                    By:_________________________________
                                       R. Ramin Kamfar, Chief Executive
                                       Officer

     Escrowee is made a party to this Amendment for the sole purpose of agreeing to be bound by the amendments to Section 2.A.1 of the Asset Purchase Agreement.

                                    COHEN POLLOCK MERLIN AXELROD &
                                    TANENBAUM, P.C.


                                    By:________________________________
                                        Pepi Friedman, Vice-President


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